Exhibit 3.2
CERTIFICATE OF AMENDMENT TO
SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
CAVA GROUP, INC.
Cava Group, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),
DOES HEREBY CERTIFY:
1.Pursuant to Section 242 of the General Corporation Law, this Certificate of Amendment to the Sixth Amended and Restated Certificate of Incorporation (this “Amendment”) amends the provisions of the Sixth Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate”).
2.This Amendment has been approved and duly adopted by the Corporation’s Board of Directors and written consent of the stockholders has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law, and the provisions of the Certificate.
3.Section 4.1 of Article IV of the Certificate is hereby amended and restated in its entirety to read as set forth below:
The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 50,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”), and (ii) 37,291,370 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”), of which 5,334,183 shares have been designated Series A Preferred Stock (“Series A Preferred Stock”), 2,577,005 shares have been designated Series B Preferred Stock (“Series B Preferred Stock”), 1,735,111 shares have been designated Series C Preferred Stock (“Series C Preferred Stock”), 1,487,696 shares have been designated Series D Preferred Stock (“Series D Preferred Stock”), 20,523,572 shares have been designated Series E Preferred Stock (“Series E Preferred Stock”) and 5,633,803 shares have been designated Series F Preferred Stock (“Series F Preferred Stock”).
* - * - * - *

IN WITNESS WHEREOF, this Certificate of Amendment to the Sixth Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 12th day of April, 2021.

CAVA GROUP, INC.

/s/ Brett Schulman
Name: Brett Schulman
Title: President and CEO
Signature Page To Certificate Of Amendment To The
Sixth Amendment And Restated Certificate Of Incorporation Of Cava Group, Inc.